UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2005

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 784-7777

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2005 at the Annual Meeting of Stockholders (the “Annual Meeting”) of Pinnacle Entertainment, Inc. (the “Company”), the stockholders approved the 2005 Equity and Performance Incentive Plan (the “2005 Plan”). The 2005 Plan was approved by the Company’s Board of Directors (the “Board”) on April 1, 2005, subject to stockholder approval, and is effective as of April 1, 2005.

Under the 2005 Plan, the Company may grant options, stock appreciation rights, restricted stock, performance awards, other stock unit awards and dividend equivalents with respect to a maximum of 3,000,000 shares of the Company’s common stock, plus certain shares subject to awards granted under specified existing plans and arrangements. Pursuant to the terms of the 2005 Plan, the Company may settle or pay certain awards in cash or equity. A description of the terms of the 2005 Plan can be found in the Company’s definitive proxy statement for the Annual Meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2005. The section of the Proxy Statement entitled “Proposal 2—Approval of 2005 Equity and Performance Incentive Plan” is incorporated by reference herein. The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the 2005 Plan filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2005, the Board adopted an amendment to the Restated By-laws of the Company (the “By-laws”). The Board amended Article IV of the By-laws to provide for the election of certain officers by the Board (including a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Treasurer, a Secretary, General Counsel, and such other officers as the Board determines will be elected officers (“elected officers”)) and for the appointment of all other officers by the Chief Executive Officer of the Company (“appointed officers”). Prior to the amendment, Article IV of the By-laws provided that all officers were elected by the Board. Appointed officers shall not be considered elected officers and, except as required by law, or as provided by the Chief Executive Officer, appointed officers shall not be considered executive officers for any purpose, officers under Section 16 of the Exchange Act of 1934 or elected officers for purposes of gaming laws. The Board amended Article VIII of the By-laws to clarify that the provision for mandatory indemnification of officers and advancement of expenses under Article VIII of the By-laws will apply to elected officers of the Company only. The amendment to the By-Laws became effective as of May 3, 2005. This description is qualified in its entirety by the full text of the By-laws, as amended, which are filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 8.01. Other Events.

Each of the following directors was re-elected by the stockholders at the Annual Meeting: Daniel R. Lee, John V. Giovenco, Richard J. Goeglein, Bruce A. Leslie, James L. Martineau, Michael Ornest, Timothy J. Parrott, and Lynn P. Reitnouer.

At the Annual Meeting, the stockholders also approved and adopted an amendment to the Company’s Restated Certificate of Incorporation (the “Charter Amendment”), which increased the number of authorized shares of the Company’s common stock (the “Common Stock”) from 80,000,000 shares to 100,000,000 shares. The Certificate of Amendment to the Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) effecting the Charter Amendment was filed with the Secretary of the State of Delaware and became effective on May 6, 2005. The Certificate of Amendment is filed herewith as Exhibit 3.2, and the Restated Certificate of Incorporation of the Company, as amended, is filed as Exhibit 3.3.

The second paragraph under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form 8-A filed with the SEC on November 21, 1997, as amended by Amendment No. 1 filed August 10, 2001, and by the Form 8-K report filed January 26, 2004, is hereby amended to read as follows:

“The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 250,000 shares of preferred stock, par value $1.00 per share (“Preferred Stock”).”

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
Exhibit 3.1	Restated By-laws of Pinnacle Entertainment, Inc., as amended

Exhibit 3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Pinnacle Entertainment, Inc.

Exhibit 3.3	Restated Certificate of Incorporation of Pinnacle Entertainment, Inc., as amended

Exhibit 10.1	2005 Equity and Performance Incentive Plan of Pinnacle Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: May 9, 2005	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 3.1	Restated By-laws of Pinnacle Entertainment, Inc., as amended

Exhibit 3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Pinnacle Entertainment, Inc.

Exhibit 3.3	Restated Certificate of Incorporation of Pinnacle Entertainment, Inc., as amended

Exhibit 10.1	2005 Equity and Performance Incentive Plan of Pinnacle Entertainment, Inc.